Exhibit 4.1

Common Stock Number	Common Stock Shares

TARGANTA THERAPEUTICS CORPORATION

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 87612C 100

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $0.0001 PER SHARE, OF TARGANTA THERAPEUTICS CORPORATION transferable on the books of the Corporation by the holder hereof, in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

PRESIDENT AND CHIEF EXECUTIVE OFFICER	TREASURER

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                            Transfer Agent and Registrar

By:
Authorized Officer

TARGANTA THERAPEUTICS CORPORATION

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common TEN ENT — as tenants by the entireties	UNIF GIFT MIN ACT —	_______ (Cust)	Custodian	_________________________________ (Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act
COM PROP — as community property		(State)

	UNIF TRF MIN ACT —		Custodian (until age )
(Cust)
Under Uniform Transfers
		(Minor)	to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________

________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

____________________________________________________________ Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________	X	___________________________

	X	___________________________
Signature(s) Guaranteed		The signature(s) to this assignment must correspond with the name(s) written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

By _____________________________

The signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantor medallion program) pursuant to S.E.C. Rule 17Ad-15.